SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 21, 2004

Date of Report (Date of Earliest Event Reported)

EQUITY INNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Tennessee	01-12073	62-1550848

(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

7700 Wolf River Boulevard
Germantown, Tennessee 38138

(Address of Principal Executive Offices) (Zip Code)

(901) 754-7774

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 9.01. Financial Statements and Exhibits
A. Financial Statements of Business Acquired
B. Pro Forma Financial Information
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
Notes to Pro Forma Consolidated Statements of Operations
PRO FORMA CONSOLIDATED BALANCE SHEETS
Notes to Pro Forma Consolidated Balance Sheets
SIGNATURE

Item 2.01. Completion of Acquisition or Disposition of Assets.

This Form 8-K/A of Equity Inns, Inc. relates to certain completed hotel acquisitions as referenced by the 8-K filed on December 28, 2004, whereby we announced the completed acquisition of four hotels from the McKibbon Hotel Group Inc., an unrelated third party hotel developer and management company. Throughout this Form 8-K/A, the words “Company,” “Equity Inns,” “we,” “our” and “us” refer to Equity Inns, Inc., a Tennessee corporation, and its consolidated subsidiaries, unless otherwise indicated or the context requires otherwise.

Between December 6, 2004 and December 21, 2004, we completed the purchase of four hotels from affiliates of McKibbon Hotel Group, Inc. (“McKibbon 4 Hotels”). The total purchase price for the four hotels was approximately $29.8 million and was funded by the assumption of approximately $14.1 million in secured long-term debt at fair value, $13.7 million being funded through borrowings under our $110 million Line of Credit and the issuance of approximately 178,000 Partnership units valued at approximately $2.0 million. These four hotels average seven years in age and are as follows:

			Date
Hotel	Location	Rooms	Acquired
Residence Inn	Macon, Georgia	78	December 6, 2004
SpringHill Suites	Asheville, North Carolina	88	December 16, 2004
Courtyard	Knoxville, Tennessee	78	December 21, 2004
Courtyard	Mobile, Alabama	78	December 21, 2004

Total		322

Item 9.01. Financial Statements and Exhibits.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company hereby amends Item 9.01 of its Current Report on Form 8-K dated December 21, 2004 and filed December 28, 2004 for the purpose of filing financial statements and pro forma financial information for the Registrant’s completed acquisition of the McKibbon 4 Hotels in accordance with Rule 3-14 and Article 11 of Regulation S-X.

(a)	Financial Statements of Businesses Acquired.

Included below are audited financial statements that represent a significant acquisition by the Company from December 6, 2004 through December 21, 2004.

McKibbon 4 Hotels (Completed acquisition)

     Audits on the McKibbon 4 Hotels which the Company acquired between December 6, 2004 and December 21, 2004.

Page Number
Report of Independent Registered Public Accounting Firm	4
Combined Balance Sheets as of September 30, 2004 and December 31, 2003	5
Combined Statements of Income for the Nine Months ended September 30, 2004 and the Year Ended December 31, 2003	6
Combined Statements of Partners’ Equity/(Deficit) for the Periods Ended September 30, 2004 and December 31, 2003	7
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003	8
Notes to Combined Financial Statements	9

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Equity Inns, Inc.

In our opinion, the accompanying combined balance sheets and the related combined statements of income and partners’ equity/(deficit) and of cash flows present fairly, in all material respects, the combined financial position of the McKibbon 4 Hotels at September 30, 2004 and December 31, 2003, and the combined results of their operations and their cash flows for the periods then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of the McKibbon 4 Hotels; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Each of the McKibbon 4 Hotels were the subject of a business combination with Equity Inns, Inc. during 2004 (See Notes 1 and 7).

/s/ PricewaterhouseCoopers LLP

Memphis, Tennessee
March 1, 2005

McKibbon 4 Hotels
Combined Balance Sheets
September 30, 2004 and December 31, 2003

	September 30,	December 31,
(in thousands of dollars)	2004	2003
Assets
Current assets
Cash and cash equivalents	$1,824	$1,316
Trade accounts receivable, net	323	179
Prepaid expenses and other current assets	17	119

Total current assets	2,164	1,614
Property and equipment, net	15,517	16,184
Deferred costs, net	176	214
Escrowed deposits	573	469
Deposits and other assets	161	109

	$18,591	$18,590

Liabilities and Partners’ Equity
Current liabilities
Trade accounts payable	$322	$320
Accrued expenses	282	204
Current portion of long-term obligations	410	410

Total current liabilities	1,014	934

Long-term obligations, less current portion	17,499	17,793
Partners’ equity (deficit)
Partners’ equity (deficit)	78	(137)

	$18,591	$18,590

The accompanying notes are an integral part of these combined financial statements.

McKibbon 4 Hotels
Combined Statements of Income
September 30, 2004 and December 31, 2003

	Nine Months	Twelve Months
	Ended	Ended
	September 30,	December 31,
(in thousands of dollars)	2004	2003
Revenue
Rooms	$6,285	$7,986
Other	313	421

Total revenue	6,598	8,407

Operating Expenses
Direct
Rooms	1,313	1,667
Other	228	284
Other:
Administrative and general	675	964
Advertising and promotion	741	914
Utilities	263	329
Repairs and maintenance	272	426
Property taxes, insurance and lease expense	259	370
Related party management fees	397	530
Depreciation and amortization	737	931
Franchise taxes	23	30

Total operating expenses	4,908	6,445

Income from operations	1,690	1,962
Interest expense, net	1,141	1,541

Net income	$549	$421

The accompanying notes are an integral part of these combined financial statements.

McKibbon 4 Hotels
Combined Statements of Partners’ Equity (Deficit)
September 30, 2004 and December 31, 2003

Partners’
(in thousands of dollars)	Deficit
Balance at December 31, 2002	$561
Distributions	(1,119)
Net income	421

Balance at December 31, 2003	(137)
Contributions	50
Distributions	(384)
Net income	549

Balance at September 30, 2004	$78

The accompanying notes are an integral part of these combined financial statements.

McKibbon 4 Hotels
Combined Statements of Cash Flows
September 30, 2004 and December 31, 2003

	Nine Months	Twelve Months
	Ended	Ended
	September 30,	December 31,
(in thousands of dollars)	2004	2003
Cash flows from operating activities
Net income	$549	$421
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	772	1,027
Changes in operating assets and liabilities:
Accounts receivable	(144)	(18)
Prepaids and other current assets	102	(116)
Other assets	(52)	—
Accounts payable and accrued expenses	80	(142)

Net cash provided by operating activities	1,307	1,172

Cash flows from investing activities

Capital improvements	(67)	(425)
Deposits (withdrawals) for capital expenditures, net	(104)	325

Net cash used by investing activities	(171)	(100)

Cash flows from financing activities
Repayment of long-term obligations	(294)	(373)
Capital distributions	(384)	(1,119)
Capital contribution	50

Net cash used by financing activities	(628)	(1,492)

Net change in cash and cash equivalents	508	(420)
Cash and cash equivalents at beginning of period	1,316	1,736

Cash and cash equivalents at end of period	$1,824	$1,316

Supplemental disclosures of cash flow information
Cash payments of interest	$1,115	$1,505

The accompanying notes are an integral part of these combined financial statements.

McKibbon 4 Hotels
Notes to Combined Financial Statements
September 30, 2004 and December 31, 2003
(in thousands of dollars)

1.	Summary of Significant Accounting Policies

Organization and Basis of Presentation

The accompanying combined financial statements include the following hotels:

Limited Partnership	Hotels	Location	Disposition Date	Rooms

McKibbon Hotel Group of Macon, Georgia, LLC	Residence Inn	Macon, GA	December 6, 2004	78
McKibbon Hotel Group of Asheville, North Carolina #2, L.P.	SpringHill Suites	Asheville, NC	December 16, 2004	88
McKibbon Hotel Group of Knoxville, Tennessee, L.P.	Courtyard	Knoxville, TN	December 21, 2004	78
McKibbon Hotel Group of Mobile, Alabama LLC	Courtyard	Mobile, AL	December 21, 2004	78

The hotels listed above (collectively the “McKibbon 4 Hotels”) have been presented on a combined basis because they were each the subject of a business combination with Equity Inns, Inc., a Tennessee Corporation, on the dates listed in the table above and because they were under common management during the periods presented.

Each of the hotels above are owned by Limited Partnerships or Limited Liability Corporations, therefore income or loss was taxed to the partners in their individual income tax returns. These financial statements have been prepared to show the operations and financial position of the McKibbon 4 Hotels, substantially all of whose assets and operations were acquired by Equity Inns, Inc. (see Note 7).

These financial statements have been presented for the year ended December 31, 2003 (“2003”) and for the period from January 1, 2004 to September 30, 2004 (“2004”). Any reference to 2003 or 2004 in these financial statements are for the year and period above.

Cash and Cash Equivalents

McKibbon 4 Hotels considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventories Inventories, consisting predominantly of linens and foods and beverages, are stated at the lower of cost (generally, first-in, first-out) or market.

Property and Equipment Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

McKibbon 4 Hotels
Notes to Combined Financial Statements
September 30, 2004 and December 31, 2003
(in thousands of dollars)

The respective owners of the McKibbon 4 Hotels review the carrying value of each hotel to determine if circumstances exist indicating an impairment in the carrying value of the hotel or that depreciation periods should be modified. If facts or circumstances support the possibility of impairment, the respective owners of the McKibbon 4 Hotels will prepare a projection of the undiscounted future cash flows, without interest charges, of the specific hotel and determine if the investment in such hotel is recoverable based on the undiscounted cash flows. If impairment is indicated, an adjustment will be made to the carrying value of the hotel based on discounted future cash flows. The respective owners of the McKibbon 4 Hotels do not believe that there are any facts or circumstances indicating impairment of any of its hotel properties.

Maintenance and repairs are charged to operations as incurred; major renewals and betterments are capitalized. Upon the sale or disposition of property and equipment, the asset and related depreciation are removed from the accounts and the gain or loss is included in operations.

Deferred Costs

Deferred costs primarily consist of deferred loan costs and franchise fees, net of accumulated amortization. Amortization of deferred costs is computed using the straight-line method over the terms of the related loan or franchise term. The straight-line method of amortizing deferred financing costs approximates the effective interest method. Accumulated amortization of the deferred costs is approximately $293 and $255 at September 30, 2004 and December 31, 2003, respectively.

Revenue Recognition

The hotels recognize revenue from the rooms and other departments as earned at the close of each business day. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

McKibbon 4 Hotels
Notes to Combined Financial Statements
September 30, 2004 and December 31, 2003
(in thousands of dollars)

2.	Property and Equipment

Property and equipment at September 30, 2004 and December 31, 2003 consisted of the following (in thousands):

	Useful
	Lives (years)	2003	2002
Land		$1,613	$1,613
Buildings and improvements	39	13,683	13,683
Grounds and landscaping	15	1,684	1,676
Furnishings and equipment	5	4,177	4,119

		21,157	21,091
Less: Accumulated depreciation		(5,640)	(4,907)

		$15,517	$16,184

3.	Accrued Expenses

Accrued expenses at September 30, 2004 and December 31, 2003 consisted of the following (in thousands):

	2004	2003
Salaries and related costs	$72	$96
Real estate taxes	122	48
Sales tax	88	60

	$282	$204

4.	Long-Term Obligations

Mortgage notes payable consist of three fixed interest rate loans and one variable rate loan. The mortgage notes bear interest at rates ranging from 8.04% to 9.05% and are due in monthly payments of principal and interest. The variable rate mortgage note bears interest at prime plus .40% and has an interest rate floor of 6.25% and an interest rate ceiling of 9.75%. Each of the fixed rate mortgage notes requires prepayment penalties if paid off prior to the anticipated repayment date. All debt is collateralized by investments in hotel properties in addition to personal guarantees from the respective owners.

McKibbon 4 Hotels
Notes to Combined Financial Statements
September 30, 2004 and December 31, 2003
(in thousands of dollars)

Maturities of long-term obligations (assuming each of the mortgage notes will be repaid on the anticipated repayment date) for each of the five years after September 30, 2004 and thereafter are as follows:

2004	$410
2005	5,148
2006	12,351

$17,909

The long-term obligations contain certain covenants including reporting requirements and other customary restrictions. As of September 30, 2004, management believes that the McKibbon 4 Hotels were in compliance with all debt covenants.

Escrowed deposits at September 30, 2004 and December 31, 2003 consisted of monthly deposits to a separate cash account as required by various lenders for future capital expenditures and other deposits for the McKibbon 4 Hotels. Typically, the deposits for future capital contributions are based on 4% of room revenues.

5.	Commitments and Contingencies

Each of the hotels are operated under franchise agreements with hotel chains, which require monthly payments for franchise fees, reservation services and advertising fees. Such agreements are for 20 year periods and expire beginning in 2014. A franchisor may require the respective owners to upgrade its facilities at any time to comply with the franchisor’s then current standards. Upon the expiration of the term of a franchise, the owner may apply for a license renewal. In connection with a renewal of a franchise, a franchisor may require payment of a renewal fee, increased franchise, reservation and advertising fees, as well as substantial renovation of the hotel. The McKibbon 4 Hotels are required under its franchise agreements to remit varying percentages of gross room revenue generally ranging from 6% to 8% to the various franchisors for franchising, royalties, reservations, sales and advertising services. Additional sales and advertising costs are incurred at the local property level.

McKibbon 4 Hotels
Notes to Combined Financial Statements
September 30, 2004 and December 31, 2003
(in thousands of dollars)

6.	Related Party Transactions

Each of the McKibbon 4 Hotels is operated under a management agreement with a hotel management company owned by a partner of the limited partnership that owns the hotel. Management fees under these agreements were approximately $397 and $530 for the nine months and the year ended September 30, 2004 and December 31, 2003, respectively. Additionally, the McKibbon 4 Hotels reimburse the management company for technical and marketing services, asset management, software license and support and accounting fees. These services are charged by the management company at standard per room per month rates. The McKibbon Hotels were charged $59 and $85 for accounting fees; $9 and $12 for technical services and $12 and $18 for software license and support for the nine months and the year ended September 30, 2004 and December 31, 2003, respectively.

7.	Subsequent Events

Substantially all of the assets and liabilities of the partnerships were sold to Equity Inns, Inc. during 2004 (see Note 1).

EQUITY INNS, INC.

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003

     The following unaudited Pro Forma Consolidated Statements of Operations of the Company are presented as if the acquisition of the McKibbon 4 Hotels, as described in Item 2.01, had been completed on January 1, 2003. Such pro forma information also includes the effects of the McKibbon Acquisition and the Simon Acquisition as if these acquisitions had been completed on January 1, 2003. These acquisitions were both completed during 2004 and their individual audited financial statements were previously filed by us on September 22, 2004 under Item 2.01 on Form 8-K. Such pro forma information is based in part upon the Consolidated Statements of Operations of the Company and the McKibbon Acquisition, the Simon Acquisition and McKibbon 4 Hotels for the nine months ended September 30, 2004 and the year ended December 31, 2003, and should be read in conjunction with the financial statements and notes thereto contained herein or in the Company’s Form 10-K for the year ended December 31, 2003 and Form 10-Q for the quarterly period ended September 30, 2004, which are incorporated herein by reference. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Consolidated Statements of Operations for the periods presented are not necessarily indicative of what actual results of operations of the Company would have been assuming such transactions had been completed as of January 1, 2003, nor does it purport to represent the results of operations for future periods.

Equity Inns, Inc.
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2004
(in thousands, except share data)
(unaudited)

		Pro Forma	Pro Forma	Pro Forma			Pro
	Historical	Mckibbon	Simon	Mckibbon 4	Pro Forma		Forma
	Equity Inns, Inc.	Acquisition (1)	Acquisition (2)	Hotels (3)	Adjustments		Equity Inns, Inc.
Revenue:
Room revenue	$182,832	$6,595	$13,640	$6,285	$—		$209,352
Other hotel revenue	8,976	272	307	313	—		9,868
Other revenue	327	—	—	—	—		327

Total revenues	192,135	6,867	13,947	6,598	—		219,547
Operating expenses:
Direct hotel expenses	108,552	3,963	6,553	3,551	—		122,619
Other hotel expenses	6,733	220	95	228	—		7,276
Depreciation	29,596	1,167	2,743	1,093	—		34,599
Property taxes, rental expense and insurance	13,131	358	861	259	—		14,609
General and administrative expenses:
Non-cash stock-based compensation	484	—	—	—	—		484
Other general and administrative expenses	5,368	4	—	3	—		5,375

Total operating expenses	163,864	5,712	10,252	5,134	—		184,962

Operating income	28,271	1,155	3,695	1,464	—		34,585

Interest expense, net	21,285	918	1,653	1,012	—		24,868

Income from continuing operations before minority interests and income taxes	6,986	237	2,042	452	—		9,717
Minority interests income (expense)	(52)	—	—	—	(78	)(4)	(130)

Income from continuing operations	6,934	237	2,042	452	(78)		9,587

Discontinued operations:
Loss on sale of hotel properties	(320)	—	—	—	—		(320)
Loss on impairment of hotels held for sale	—	—	—	—	—		—
Loss from operations of discontinued operations	(136)	—	—	—	—		(136)

Income (loss) from discontinued operations	(456)	—	—	—	—		(456)

Net income	6,478	237	2,042	452	(78)		9,131
Loss on redemption of Series A preferred stock	—	—	—	—	—		—
Preferred stock dividends	5,660	—	—	—	—		5,660

Net income (loss) applicable to common shareholders	$818	$237	$2,042	$452	$(78)		$3,471

Net income (loss) per share data:
Basic and diluted income (loss) per share:
Continuing operations	$0.03						$0.08
Discontinued operations	$(0.01)						$(0.01)

Net income (loss) per common share	$0.02						$0.07

Weighted average number of common shares outstanding — basic and diluted	44,482				5,027	(5)	49,509

Equity Inns, Inc.
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2003
(in thousands, except share data)
(unaudited)

		Pro Forma	Pro Forma	Pro Forma			Pro
	Historical	Mckibbon	Simon	Mckibbon 4	Pro Forma		Forma
	Equity Inns, Inc.	Acquisition (1)	Acquisition (2)	Hotels (3)	Adjustments		Equity Inns, Inc.
Revenue:
Room revenue	$218,362	$19,757	$14,908	$7,986	$—		$261,013
Other hotel revenue	11,107	913	378	421	—		12,819
Other revenue	623	—	—	—	—		623

Total revenues	230,092	20,670	15,286	8,407	—		274,455

Operating expenses:
Direct hotel expenses	129,657	11,321	7,508	4,666	—		153,152
Other hotel expenses	8,275	602	141	284	—		9,302
Depreciation	38,472	3,522	3,657	1,457	—		47,108
Property taxes, rental expense and insurance	17,690	962	1,343	370	—		20,365
General and administrative expenses:
Non-cash stock-based compensation	520	—	—	—	—		520
Other general and administrative expenses	6,847	67	54	2	—		6,970
Provision for doubtful accounts	50	—	—	—	—		50

Total operating expenses	201,511	16,474	12,703	6,779	—		237,467

Operating income	28,581	4,196	2,583	1,628	—		36,988

Interest expense, net	29,593	2,722	2,311	1,383	—		36,009

Income (loss) from continuing operations before minority interests and income taxes	(1,012)	1,474	272	245	—		979
Minority interests income (expense)	495	—	—	—	(61	)(4)	434
Deferred income tax expense	(9,777)	—	—	—	—		(9,777)

Income (loss) from continuing operations	(10,294)	1,474	272	245	(61)		(8,364)

Discontinued operations:
Gain on sale of hotel properties	1,248	—	—	—	—		1,248
Loss on impairment of hotels held for sale	(4,605)	—	—	—	—		(4,605)
Loss from discontinued operations	(38)	—	—	—	—		(38)

Income (loss) from discontinued operations	(3,395)	—	—	—	—		(3,395)

Net income (loss)	(13,689)	1,474	272	245	(61)		(11,759)

Loss on redemption of Series A Preferred Stock	2,408	—	—	—	—		2,408
Preferred stock dividends	6,823	—	—	—	—		6,823

Net income (loss) applicable to common shareholders	$(22,920)	$1,474	$272	$245	$(61)		$(20,990)

Net income (loss) share data:
Basic and diluted income (loss) per share:
Continuing operations	$(0.48)						$(0.37)
Discontinued operations	$(0.08)						$(0.07)

Net income (loss) per common share	$(0.56)						$(0.44)

Weighted average number of common shares outstanding - basic and diluted	40,999				6,055	(5)	47,054

Equity Inns, Inc.

Notes to Pro Forma Consolidated Statements of Operations
(Unaudited)

(1)	The pro forma adjustments for the McKibbon Acquisition are discussed herein on pages 19 through 21.

(2)	The pro forma adjustments for the Simon Acquisition are discussed herein on pages 22 through 24.

(3)	The pro forma adjustments for the McKibbon 4 Hotels are discussed herein on pages 25 through 27.

(4)	The pro forma adjustment for minority interests reflects the weighted average pro forma effects to minority interests for a 178,000 issuance of Partnership units in conjunction with the McKibbon 4 Hotels as well as a 147,400 issuance of Partnership units in conjunction with the McKibbon Acquisition. The pro forma minority interests’ ownership percentage is 2.85% as compared to our historical percentage of 2.58% for the nine months ended September 30, 2004, and 3.05% as compared to our historical percentage of 2.74% for the year ended December 31, 2003.

(5)	The pro forma adjustment for common shares reflects the common shares issued in conjunction with funding the acquisitions. This adjustment reflects the April 2004 issuance of 2.4 million common shares in conjunction with the McKibbon Acquisition and the October 2004 issuance of approximately 5.7 million common shares, in which approximately 3.7 million shares were used in conjunction with the Simon Acquisition.

EQUITY INNS, INC.
McKibbon Acquisition
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2004
(in thousands)
(unaudited)

	2004 Period			Pro Forma
	Prior to	Pro Forma		McKibbon
	Acquisition (1)	Adjustments		Acquisition
Revenue:
Room revenue	$6,595	$—		$6,595
Other hotel revenue	272	—		272
Other revenue	—	—		—

Total revenues	6,867	—		6,867

Operating expenses:
Direct hotel expenses	4,146	(183	) (2)	3,963
Other hotel expenses	220	—		220
Depreciation	381	786	(3)	1,167
Property taxes, rental expense and insurance	358	—		358
General and administrative expenses:
Non-cash stock-based compensation	—	—		—
Other general and administrative expenses	4	—		4

Total operating expenses	5,109	603		5,712

Operating income	1,758	(603)		1,155

Interest expense, net	1,151	(233	) (4)	918
Gain on sale of hotels	33,816	(33,816	) (5)	—
Related party fee expense	701	(701	) (6)	—

Income (loss) from continuing operations before minority interests and income taxes	33,722	(33,485)		237
Minority interests	—	—		—

Income (loss) from continuing operations	$33,722	$(33,485)		$237

EQUITY INNS, INC.
McKibbon Acquisition
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2003
(in thousands)
(unaudited)

				Pro
	Historical	Pro Forma		Forma
	McKibbon (1)	Adjustments		McKibbon
Revenue:
Room revenue	$19,757	$—		$19,757
Other hotel revenue	913	—		913
Other revenue	—	—		—

Total revenues	20,670	—		20,670

Operating expenses:
Direct hotel expenses	11,927	(606	) (2)	11,321
Other hotel expenses	602	—		602
Depreciation	2,004	1,518	(3)	3,522
Property taxes, rental expense and insurance	962	—		962
General and administrative expenses:
Non-cash stock-based compensation	—	—		—
Other general and administrative expenses	67	—		67

Total operating expenses	15,562	912		16,474

Operating income	5,108	(912)		4,196

Interest expense, net	3,562	(840	) (4)	2,722

Income (loss) from continuing operations before minority interests and income taxes	1,546	(72)		1,474
Minority interests	—	—		—

Income (loss) from continuing operations	$1,546	$(72)		$1,474

Equity Inns. Inc.

McKibbon Acquisition
Notes to Pro Forma Combined Statements of Operations
(Unaudited)

(1)	Reflects the results of the McKibbon Acquisition assuming that the acquisition had been completed on January 1, 2003. For the 2004 period prior to acquisition, amounts represent historical results from January 1, 2004 until the date of acquisition by the Company. The McKibbon Acquisition consists of the following:

Hotel	Location	Date Acquired

Courtyard	Tallahassee, Florida	January 26, 2004
Residence Inn	Tampa, Florida	March 25, 2004
Courtyard	Gainesville, Florida	April 29, 2004
Residence Inn	Tallahassee, Florida	April 29, 2004
Residence Inn	Knoxville, Tennessee	May 10, 2004
Courtyard	Asheville, North Carolina	May 28, 2004
Residence Inn	Chattanooga, Tennessee	May 28, 2004
Courtyard	Athens, Georgia	June 16, 2004
Residence Inn	Savannah, Georgia	June 29, 2004

Results from the date of acquisition through September 30, 2004 have previously been recorded in the Company’s historical statement of operations for the nine months ended September 30, 2004.

(2)	The pro forma adjustment for direct hotel expenses represents a reduction in management fees to approximately 4% of total hotel revenues based on the executed management contracts.

(3)	The pro forma adjustment for depreciation represents an increase in depreciation expense of buildings, building improvements and furniture and equipment based on their actual acquisition costs. The estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general. The pro forma adjustment for depreciation reflects the following actual purchase price allocations (dollars in thousands):

	Estimated
	Life	McKibbon

Land		$6,856
Buildings and improvements	31 years	58,752
Furniture and equipment	5 years	8,135

		$73,743

(4)	The pro forma adjustment for interest expense, net, represents a reduction in the interest expense related to the acquisition cost funding as follows: (i) the Company assuming $40.0 million in secured long-term debt (recorded at a fair value rate that averaged 5.3% per annum at the dates of acquisition), and (ii) the Company borrowing approximately $13.0 million of long-term debt related to its $110 million Line of Credit at an assumed rate of 3.85% per annum (which represents the blended interest rate on the dates on which the transactions occurred). Due to the current interest rates at the time of the transactions, the fair value interest rates were lower than the historical rates. This resulted in a decrease in pro forma interest expense. If the variable interest rate debt above increased or decreased by 1/8%, net income (after adjusting minority interest expense) would increase or decrease approximately $12,000 and $16,000 for the nine months ended September 30, 2004, and the year ended December 31, 2003, respectively.

(5)	The pro forma adjustment for the gain on sale of hotels represents a reduction of the gain as such gain will not be realized by the Company.

(6)	The pro forma adjustment for the related party fee represents an elimination of brokerage fees paid by the management of the McKibbon Acquisition to an affiliate in connection with the sale of the McKibbon Acquisition to the Company. Such fees were directly related to the sale of the McKibbon Acquisition to the Company and will not impact the ongoing operations of the Company.

EQUITY INNS, INC.
Simon Acquisition
Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2004
(in thousands)
(unaudited)

				Pro
	Historical	Pro Forma		Forma
	Simon (1)	Adjustments		Simon
Revenue:
Room revenue	$13,640	$—		$13,640
Other hotel revenue	307	—		307
Other revenue	—	—		—

Total revenues	13,947	—		13,947

Operating expenses:
Direct hotel expenses	6,508	45	(2)	6,553
Other hotel expenses	95	—		95
Depreciation	899	1,844	(3)	2,743
Property taxes, rental expense and insurance	861	—		861
General and administrative expenses:
Non-cash stock-based compensation	—	—		—
Other general and administrative expenses	—	—		—

Total operating expenses	8,363	1,889		10,252

Operating income	5,584	(1,889)		3,695

Interest expense, net	2,042	(389	) (4)	1,653

Income from continuing operations before minority interests and income taxes	3,542	(1,500)		2,042
Minority interests	—	—		—

Income (loss) from continuing operations	$3,542	$(1,500)		$2,042

EQUITY INNS, INC.
Simon Acquisition
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2003
(in thousands)
(unaudited)

				Pro
	Historical	Pro Forma		Forma
	Simon (1)	Adjustments		Simon
Revenue:
Room revenue	$14,908	$—		$14,908
Other hotel revenue	378	—		378
Other revenue	—	—		—

Total revenues	15,286	—		15,286

Operating expenses:
Direct hotel expenses	7,758	(250	) (2)	7,508
Other hotel expenses	141	—		141
Depreciation	1,445	2,212	(3)	3,657
Property taxes, rental expense and insurance	1,343	—		1,343
General and administrative expenses:
Non-cash stock-based compensation	—	—		—
Other general and administrative expenses	54	—		54

Total operating expenses	10,741	1,962		12,703

Operating income	4,545	(1,962)		2,583

Interest expense, net	2,833	(522	) (4)	2,311

Income (loss) from continuing operations before minority interests and income taxes	1,712	(1,440)		272
Minority interests	—	—		—

Income (loss) from continuing operations	$1,712	$(1,440)		$272

Equity Inns, Inc.

Simon Acquisition
Notes to Pro Forma Combined Statements of Operations
(Unaudited)

(1)	Reflects the results of the Simon Acquisition assuming that the acquisition had been completed on January 1, 2003. The Simon Acquisition was completed on October 22, 2004, and consists of the following:

Hotel	Location

Hampton Inn	Boca Raton, Florida
Hampton Inn & Suites	Boynton Beach, Florida
Hampton Inn	Deerfield Beach, Florida
Hampton Inn	Palm Beach Gardens, Florida
Hampton Inn	West Palm Beach, Florida

(2)	The pro forma adjustment for direct hotel expenses represents a reduction in management fees to approximately 3% of total hotel revenue based on the executed management contracts.

(3)	The pro forma adjustment for depreciation represents an increase in depreciation expense of buildings, building improvements and furniture and equipment based on their expected acquisition costs. The estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general. The pro forma adjustment for depreciation reflects the following anticipated purchase price allocations (dollars in thousands):

	Estimated Life	Simon

Land		$10,332
Buildings and improvements	31 years	53,874
Furniture and equipment	5 years	9,594

		$73,800

(4)	The pro forma adjustment for interest expense, net, represents a reduction in interest expense related to the acquisition cost funding due to the Company issuing $40.6 million in secured long-term debt at a fixed rate of 5.64% per annum. Although the debt balances upon the completion of the acquisition will increase over historical levels, the reduction in the interest rate as compared to the historical debt will result in a decrease in pro forma interest expense.

Equity Inns, Inc.
McKibbon 4 Hotels
Pro Forma Statement of Operations
For the Nine Months Ended September 30, 2004
(In thousands)
(Unaudited)

				Pro
	Historical	Pro Forma		Forma
	McKibbon 4 (1)	Adjustments		McKibbon 4
Revenue:
Room revenue	$6,285	$—		$6,285
Other hotel revenue	313	—		313
Other revenue	—	—		—

Total revenues	6,598	—		6,598

Operating expenses:
Direct hotel expenses	3,684	(133	) (2)	3,551
Other hotel expenses	228	—		228
Depreciation	734	359	(3)	1,093
Property taxes, rental expense and insurance	259	—		259
General and administrative expenses:
Non-cash stock-based compensation	—	—		—
Other general and administrative expenses	3	—		3

Total operating expenses	4,908	226		5,134

Operating income	1,690	(226)		1,464

Interest expense, net	1,141	(129	) (4)	1,012

Income (loss) from continuing operations before minority interests and income taxes	549	(97)		452
Minority interests	—	—		—

Income (loss) from continuing operations	$549	$(97)		$452

Equity Inns, Inc.
McKibbon 4 Hotels
Pro Forma Statement of Operations
For the Year Ended December 31, 2003
(In Thousands)
(Unaudited)

				Pro
	Historical	Pro Forma		Forma
	McKibbon 4 (1)	Adjustments		McKibbon 4
Revenue:
Room revenue	$7,986	$—		$7,986
Other hotel revenue	421	—		421
Other revenue	—	—		—

Total revenues	8,407	—		8,407

Operating expenses:
Direct hotel expenses	4,860	(194	) (2)	4,666
Other hotel expenses	284	—		284
Depreciation	929	528	(3)	1,457
Property taxes, rental expense and insurance	370	—		370
General and administrative expenses:
Non-cash stock-based compensation	—	—		—
Other general and administrative expenses	2	—		2

Total operating expenses	6,445	334		6,779

Operating income	1,962	(334)		1,628

Interest expense, net	1,541	(158	) (4)	1,383

Income (loss) from continuing operations before minority interests and income taxes	421	(176)		245
Minority interests	—	—		—

Income (loss) from continuing operations	$421	$(176)		$245

Equity Inns. Inc.

McKibbon 4 Hotels
Notes to Pro Forma Combined Statements of Operations
(Unaudited)

(1)	Reflects the results of the McKibbon 4 Hotels assuming that the acquisition had been completed on January 1, 2003. The McKibbon 4 Hotels consist of the following:

Hotels	Location

Residence Inn	Macon, GA
SpringHill Suites	Asheville, NC
Courtyard	Knoxville, TN
Courtyard	Mobile, AL

(2)	The pro forma adjustment for direct hotel expenses represents a reduction in management fees to approximately 4% of total hotel revenues based on the executed management contracts.

(3)	The pro forma adjustment for depreciation represents an increase in depreciation expense of buildings, building improvements and furniture and equipment based on their actual acquisition costs. The estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general. The pro forma adjustment for depreciation reflects the following actual purchase price allocations (dollars in thousands):

	Estimated
	Life	McKibbon 4

Land		$1,880
Buildings and improvements	31 years	24,605
Furniture and equipment	5 years	3,316

		$29,801

(4)	The pro forma adjustment for interest expense, net, represents a reduction in the interest expense related to the acquisition cost funding as follows: (i) the Company assuming $14.1 million in secured long-term debt (recorded at a fair value rate that averaged 4.9% per annum at the dates of acquisition), and (ii) the Company borrowing approximately $13.7 million in the long-term debt related to its $110 million Line of Credit at an assumed rate of 5.0% per annum (which represents the blended interest rate on the dates on which the transactions occurred). Due to the current interest rates at the time of the transactions, the fair value interest rates were lower than the historical rates. This resulted in a decrease in pro forma interest expense. If the variable interest rate debt above increased or decreased by 1/8%, net income (after adjusting minority interest expense) would increase or decrease approximately $12,000 and $16,000 for the nine months ended September 30, 2004, and the year ended December 31, 2003, respectively.

EQUITY INNS, INC.

PRO FORMA CONSOLIDATED BALANCE SHEETS

     The following unaudited Pro Forma Consolidated Balance Sheets are presented as if the acquisition of the McKibbon 4 Hotels, as described in Item 2.01, had been completed as of September 30, 2004. Such pro forma information also includes the effect of the Simon Acquisition as if such acquisition had been completed on September 30, 2004. The Simon Acquisition was completed on October 22, 2004, and its individual audited financial statements have been previously filed by us on September 22, 2004 under Item 2.01 on Form 8-K. The McKibbon Acquisition was completed before September 30, 2004, thus there is no related pro forma balance sheet information presented. The pro forma consolidated balance sheet of the Company presents the consummation of the Simon Acquisition and the McKibbon 4 Hotels as of September 30, 2004 and should be read in conjunction with the financial statements and notes thereto contained herein or in the Company’s Form 10-K for the year ended December 31, 2003 and Form 10-Q for the quarterly period ended September 30, 2004, which are incorporated herein by reference. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made.

     The following unaudited Pro Forma Consolidated Balance Sheets are not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of the respective balance sheet dates, nor does it purport to represent the future financial position of the Company.

EQUITY INNS, INC.
Pro Forma Consolidated Balance Sheet
September 30, 2004
(In Thousands, Except Per Share Data)
(Unaudited)

		Pro Forma		Pro Forma		Pro
	Historical	Simon		Mckibbon 4		Forma
	Equity Inns, Inc.	Acquisition (1)		Hotels (2)		Equity Inns, Inc.
ASSETS
Investment in hotel properties, net	$741,241	$73,800		$29,801		$844,842
Cash and cash equivalents	10,764	250	(3)	—		11,014
Accounts receivable, net	8,300	—		—		8,300
Notes receivable, net	4,306	—		—		4,306
Deferred expenses, net	8,983	500	(4)	—		9,483
Deposits and other assets, net	11,510	(250	) (3)	—		11,260

Total assets	$785,104	$74,300		$29,801		$889,205

LIABILITIES AND SHAREHOLDERS’ EQUITY
Long-term debt	$375,248	$40,600		$27,851		$443,699
Accounts payable and accrued expenses	31,245	—		—		31,245
Distributions payable	7,330	—		—		7,330
Interest rate swaps	566	—		—		566
Minority interests in Partnership	7,761	272	(5)	1,950	(6)	9,983

Total liabilities	422,150	40,872		29,801		492,823

Commitments and Contingencies
Shareholders’ equity:
Preferred stock (Series B), 8.75%, .01 par value, 10,000,000 shares authorized, 3,450,000 shares issued and outstanding	83,524	—		—		83,524
Common stock, .01 par value, 100,000,000 shares authorized, 46,199,162 and 43,305,827 shares issued and outstanding	462	37		—		499
Additional paid-in capital	487,868	33,391		—		521,259
Treasury stock, at cost, 747,600 shares	(5,173)	—		—		(5,173)
Unearned directors’ and officers’ compensation	(1,610)	—		—		(1,610)
Distributions in excess of net earnings	(201,551)	—		—		(201,551)
Unrealized income (loss) on interest rate swaps	(566)	—		—		(566)

Total shareholders’ equity	362,954	33,428		—		396,382

Total liabilities and shareholders’ equity	$785,104	$74,300		$29,801		$889,205

Equity Inns, Inc.

Notes to Pro Forma Consolidated Balance Sheets
(Unaudited)

(1)	The pro forma adjustments related to the Simon acquisition are as follows (dollars in thousands):

Simon
Acquisition
Land	$10,332
Buildings and improvements	53,874
Furniture and equipment	9,594
Less accumulated reserves	—

Investment in hotel properties, net	73,800
Notes receivable	—
Deferred expenses, net	500

Total assets	$74,300

Long-term debt — Issued	$40,600
Minority interests in Partnership	272
Shareholders’ equity
Par value of common stock issued	37
Gross proceeds of common stock offering	35,088
Less estimated discount and selling expenses	(1,425)
Allocation of minority interests the offering	(272)

Net increase to additional paid-in capital	33,391

Total liabilities and shareholders’ equity	$74,300

(2)	The pro forma adjustments related to the McKibbon 4 Hotels are as follows (dollars in thousands):

McKibbon 4
Hotels
Land	$1,880
Buildings and improvements	24,605
Furniture and equipment	3,316
Less accumulated reserves	—

Investment in hotel properties, net	29,801
Notes receivable	—
Deferred expenses, net	—

Total assets	$29,801

Long-term debt
Senior – Assumed at fair value	$14,138
Line of Credit	13,713
Minority interests in Partnership	1,950

Total liabilities	$29,801

(3)	The pro forma adjustment relates to the Simon Acquisition and represents the Simon Acquisition of refundable escrow deposits upon completion of the acquisitions.
(4)	The pro forma adjustment relates to the Simon Acquisition and represents actual or anticipated debt issuance costs.
(5)	The pro forma adjustment relates to the Simon Acquisition and represents the pro forma effects to minority interests for the actual common stock issuances.
(6)	The pro forma adjustment relates to the Mckibbon 4 Hotels and represents the pro forma effects to minority interests for approximately 178,000 Partnership units issued in conjunction with the acquisition.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY INNS, INC.

March 1, 2005	/s/ J. Mitchell Collins

J. Mitchell Collins
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer

INDEX TO FINANCIAL STATEMENTS

Page Number
McKibbon 4 Hotels

Report of Independent Registered Public Accounting Firm	4

Combined Balance Sheets as of September 30, 2004 and December 31, 2003	5

Combined Statements of Income for the Nine Months ended September 30, 2004 and the Year Ended December 31, 2003	6

Combined Statements of Partners’ Equity/(Deficit) as of September 30, 2004 and December 31, 2003	7

Combined Statements of Cash Flows for the Nine Months Ended September 30, 2004 and the Year Ended December 31, 2003	8

Notes to Combined Financial Statements	9

Pro Forma Financial Information

Equity Inns, Inc. Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2004	16

Equity Inns, Inc. Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2003	17

Notes to Equity Inns, Inc. Pro Forma Consolidated Statements of Operations	18

Equity Inns, Inc. McKibbon Acquisition Pro Forma Statement of Operations for the Nine Months Ended September 30, 2004	19

Equity Inns, Inc. McKibbon Acquisition Pro Forma Statement of Operations for the Year Ended December 31, 2003	20

Equity Inns, Inc. McKibbon Acquisition Notes to Pro Forma Combined Statements of Operations	21

Equity Inns, Inc. Simon Acquisition Pro Forma Statement of Operations for the Nine Months Ended September 30, 2004	22

Equity Inns, Inc. Simon Acquisition Pro Forma Statement of Operations for the Year Ended December 31, 2003	23

Equity Inns, Inc. Simon Acquisition Notes to Pro Forma Combined Statement of Operations	24

Equity Inns, Inc. McKibbon 4 Hotels Pro Forma Statement of Operations for the Nine Months Ended September 30, 2004	25

Equity Inns, Inc. McKibbon 4 Hotels Pro Forma Statement of Operations for the Year Ended December 31, 2003	26

Equity Inns, Inc. McKibbon 4 Hotels Notes to Pro Forma Combined Statements of Operations	27

Equity Inns, Inc. Pro Forma Consolidated Balance Sheet as of September 30, 2004	29

Notes to Equity Inns, Inc. Pro Forma Consolidated Balance Sheet	30